Exhibit 10.1

EXECUTION COPY

FIRST SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of November 30, 2007, among Harry and David, an Oregon corporation (the “Successor”), a Guarantor under the Indenture referred to below, and a subsidiary of Harry & David Operations Corp. (formerly Bear Creek Corporation), a Delaware corporation (the “Predecessor”), the Guarantors party hereto and Wells Fargo Bank, N.A., as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Predecessor has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of February 25, 2005, providing for the issuance of Senior Floating Rate Notes due 2012 (the “Floating Rate Notes”) and 9.0% Senior Notes due 2013 (the “Fixed Rate Notes,” and, together with the Floating Rate Notes, the “Notes”);

WHEREAS, in connection with an internal corporate reorganization effective as of the date hereof, the Predecessor has (A) merged with and into the Successor and (B) immediately prior to the merger described in clause (A), consolidated certain of its Restricted Subsidiaries, which are also Guarantors, by merging each of Bear Creek Stores, Inc. and Bear Creek Direct Marketing, Inc. with and into the Successor (the “Reorganization”);

WHEREAS, pursuant to Section 9.01(3) of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture without the consent of the Holders.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Successor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. ASSUMPTION OF PREDECESSOR’S OBLIGATIONS. The Successor hereby assumes all rights and obligations of the Predecessor under the Notes and the Indenture and the due and punctual payment of the principal of, and premium, if any, and accrued and unpaid interest on all the Notes, and the due and punctual performance and observance of all the covenants and conditions of the Indenture to be performed by the Predecessor. All references in the Indenture, as amended hereby, to the “Company” shall be deemed to be references to “Harry and David,” as Successor, and the Successor shall succeed to and be substituted for, and may exercise every right and power of, the Predecessor under the Indenture, in each case, with the same effect as if the Successor had been named as the “Company” initially therein and, as a result of the Reorganization the Predecessor is released and discharged from all obligations and covenants under the Indenture.

3. RELEASE OF GUARANTORS.

(a) The parties hereto agree that as a result of the Reorganization, Bear Creek Direct Stores, Inc. is hereby released and discharged of any and all of its obligations under its Note Guarantee, subject to the applicable provisions of the Indenture.

(b) The parties hereto agree that as a result of the Reorganization, Bear Creek Direct Marketing, Inc. is hereby released and discharged of any and all of its obligations under its Note Guarantee, subject to the applicable provisions of the Indenture.

4. CONFLICT WITH THE TRUST INDENTURE ACT. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act (the “TIA”) that is required under the TIA to be part of and govern any provision of this Supplemental Indenture, the provision of the TIA shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Supplemental Indenture that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

5. SUCCESSOR; BENEFITS OF THIRD SUPPLEMENTAL INDENTURE, ETC. All agreements of the Company in this Supplemental Indenture shall bind their respective successors. Nothing in this Supplemental Indenture or the Notes, express or implied, shall give to any Person, other than the parties hereto and the Holders of the Notes and their respective successors, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Notes.

6. RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURE PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

7. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

8. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

10. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: November 30, 2007

HARRY AND DAVID (as Successor)

By:	/S/ WILLIAM H. WILLIAMS
Name:	William H. Williams
Title:	Chief Executive Officer & President

WELLS FARGO BANK, N.A., AS TRUSTEE

By:	/S/ JOSEPH P. O’DONNELL
Authorized Signatory

GUARANTORS:

HARRY & DAVID HOLDINGS, INC.

By:	/S/ STEPHEN V. O’CONNELL
Name:	Stephen V. O’Connell
Title:	Chief Financial Officer Chief Administrative Officer

BEAR CREEK ORCHARDS, INC.

By:	/S/ STEPHEN V. O’CONNELL
Name:	Stephen V. O’Connell
Title:	Chief Financial Officer Chief Administrative Officer

BEAR CREEK OPERATIONS, INC.

By:	/S/ STEPHEN V. O’CONNELL
Name:	Stephen V. O’Connell
Title:	Chief Financial Officer Chief Administrative Officer

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